As filed with the Securities and Exchange Commission on May 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIPSHOP HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Vipshop Headquarters, 128 Dingxin Road

Haizhu District, Guangzhou 510220

People’s Republic of China

(Address, Including Zip Code, of Principal Executive Offices)

Vipshop Holdings Limited 2014 Share Incentive Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).   ☐

Copies to:

David Cui, Chief Financial Officer Vipshop Holdings Limited Vipshop Headquarters, 128 Dingxin Road Haizhu District, Guangzhou 510220 People’s Republic of China +86 (20) 2233-0025	Yuting Wu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Center, Tower II, 46/F 1539 Nanjing West Road Shanghai 200040 People’s Republic of China +86 (21) 6193-8200

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Vipshop Holdings Limited (the “Registrant”) to register additional Class A ordinary shares of the Registrant issuable pursuant to the 2014 Share Incentive Plan of the Registrant (the “2014 Plan”) and consists of only those items required by General Instruction E to Form S-8. Pursuant to certain provisions of the 2014 Plan (referred to as the “evergreen provisions”), the number of Class A ordinary shares that are available for award grant purposes under the 2014 Plan is automatically increased each year in accordance with a formula set forth in the 2014 Plan. The additional securities registered hereby consist of 5,830,632 Class A ordinary shares that were automatically added to the then maximum aggregate number of shares issuable pursuant to the 2014 Plan, effective January 1, 2021, January 1, 2022, and January 1, 2023, pursuant to the 2014 Plan’s evergreen provisions, on top of the Class A ordinary shares registered by the registration statements on Form S-8 (File No. 333-199515, File No. 333-222218, and File No. 333-248504) filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2014, December 21, 2017, and August 31, 2020, respectively (the “Prior Registration Statements”).

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F (File No. 001-35454) for the year ended December 31, 2022, filed with the Commission on April 19, 2023.

(b)	Not applicable.

(c)

The description of the securities incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-35454) filed with the Commission on March 9, 2012 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Exhibit Index included herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant adopted by the shareholders of the Registrant on September 15, 2014 (incorporated by reference to Exhibit 1.2 to our annual report on Form 20-F (File No. 001-35454) filed with the Securities and Exchange Commission on April 16, 2021)

4.2	Specimen Certificate of Class A Ordinary Shares of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8 (File No. 333-199515) filed with the Commission on October 22, 2014)

4.3	Deposit Agreement dated as of March 22, 2012, among the Registrant, Deutsche Bank Trust Company Americas as depositary, and the holders and beneficial owners of American depositary shares evidenced by American depositary receipts issued thereunder (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-181559) filed with the Commission on May 21, 2012)

4.4	Form of Amendment to Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas as depositary, and the holders and beneficial owners of American depositary shares evidenced by American depositary receipts issued thereunder including the form of American Depositary Receipt (incorporated by reference to Exhibit 99.(A)(2) to the Registrant’s Registration Statement on Form F-6EF (File No. 333-199491) filed by Deutsche Bank Trust Company Americas with the Commission on October 21, 2014)

5.1*	Opinion of Travers Thorp Alberga, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered

10.1	Vipshop Holdings Limited 2014 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8, as amended, initially filed with the Commission on October 22, 2014)

23.1*	Consent of Deloitte Touche Tohmatsu

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, People’s Republic of China, on May 22, 2023.

VIPSHOP HOLDINGS LIMITED

By:	/s/ Eric Ya Shen
	Name:	Eric Ya Shen
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Eric Ya Shen and Arthur Xiaobo Hong, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 22, 2023.

Signature	Title

/s/ Eric Ya Shen Eric Ya Shen	Chairman and Chief Executive Officer (principal executive officer)

/s/ Arthur Xiaobo Hong Arthur Xiaobo Hong	Vice Chairman and Chief Operating Officer

/s/ Martin Chi Ping Lau Martin Chi Ping Lau	Director

/s/ Jacky Yu Xu Jacky Yu Xu	Director

/s/ Donghao Yang Donghao Yang	Director

/s/ Chun Liu Chun Liu	Director

/s/ Frank Lin Frank Lin	Director

/s/ Xing Liu Xing Liu	Director

/s/ Kathleen Chien Kathleen Chien	Director

/s/ Nanyan Zheng Nanyan Zheng	Director

/s/ David Cui David Cui	Chief Financial Officer (principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vipshop Holdings Limited, has signed this registration statement or amendment thereto in New York, New York, the United States on May 22, 2023.

Authorized U.S. Representative COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.